UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2018

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2018, the board of directors (the “Board”) of MYR Group Inc. (“MYR”) appointed Jennifer E. Lowry as a director of MYR, effective July 27, 2018. Ms. Lowry was appointed as a Class I director with an initial term expiring at the 2020 annual meeting of stockholders. Ms. Lowry will serve on the Board’s Audit Committee.

There is no arrangement or understanding between Ms. Lowry and any other persons pursuant to which Ms. Lowry was selected as a director. There are no, nor have there been any, related persons transactions between MYR and Ms. Lowry reportable under Item 404(a) of Regulation S-K.

Ms. Lowry will receive the standard compensation received by MYR’s non-employee directors as disclosed in MYR’s 2018 Proxy Statement filed with the Securities and Exchange Commission on March 8, 2018.

On July 30, 2018, MYR issued a press release announcing the appointed of Ms. Lowry as a director. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	MYR Group Inc. Press Release, dated July 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: July 30, 2018	By:	/s/ GERALD B. ENGEN, JR.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President, Chief Legal Officer and Secretary